CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made and entered into as of June 26, 2012 (the “Agreement”), between CHURCHILL DOWNS INCORPORATED, a Kentucky corporation (“Churchill”) and Michael B. Brodsky, an individual (“Consultant”).

WHEREAS, Churchill desires to have Consultant perform certain services and Consultant desires to perform certain services, including consulting services related to issues involving Youbet.com, Inc. (“Youbet”), the acquisition thereof by Churchill and any post-acquisition issues related thereto, as more fully specified in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed by and between Churchill and Consultant that:

1.    Description of Work. The work to be performed by Consultant includes the following services (collectively, the “Services”; any outputs of the Services described below may be referred to as the “Work”):

A.    Consultant shall provide consulting services to Churchill regarding issues involving Youbet, the acquisition thereof by Churchill and any post-acquisition issues related thereto, including but not limited to the resolution of litigation matters involving Youbet.

B.    Consultant shall provide consulting services to Churchill related to the issues set forth in Section 1(A) as requested by Consultant's contact at Churchill as provided in Section 3(A) below.

C.    Consultant shall perform the services which are normally attendant to, and ancillary to, the performance of the services set forth above.

2.    Payment.    Churchill agrees to pay Consultant seventy-five thousand dollars (US$75,000.00) in a lump sum on January 31, 2013 for Consultant's satisfactory provision of the Services and delivery of the Work.

1.	Relationship of the Parties.

A.    Consultant's contact at Churchill shall be Churchill's Chairman and Chief Executive Officer (the “CEO”) and any designee named by the CEO.

B.    The parties intend that an independent contractor relationship be created by this Agreement. Consultant understands that he is not an employee of Churchill and is not to be considered an agent or employee of Churchill for any purpose, except as specifically set forth herein.

C.    Consultant does not have any authority to bind Churchill as an agent.

D.    None of the benefits provided by Churchill to Churchill's directors, officers or other employees, including, but not limited to, worker's compensation insurance, unemployment insurance, group health and/or life insurance, or pension plan participation, shall be available to Consultant or Consultant's agents or employees.

E.    Churchill is interested only in the results to be achieved by Consultant, and Consultant will be solely and entirely responsible for the conduct and control of the Services and Work to be performed hereunder.

F.    The Work and Services provided for herein shall be performed by Consultant and no other person except upon the prior written approval of Churchill.

G.    Although in the performance of the Services herein contemplated Consultant is an independent contractor with the authority to control and to direct the performance of the details thereof, Churchill being interested only in the results obtained, the Work must meet the approval of Churchill and shall be subject to Churchill's general right of supervision to secure the satisfactory completion thereof. Consultant shall perform all Services to the best of his ability and in such a manner as to avoid any adverse publicity or impression of Churchill.

H.    Consultant shall comply with all local, state, federal and international laws, rules and regulations that are now or may become applicable to Consultant and the Services performed under this Agreement.

I.    To the extent that Consultant's Work includes any work of authorship entitled to protection under the laws of copyright, Consultant hereby irrevocably grants to Churchill all right, title and interest in and to Consultant's Work (including but not limited to the copyright therein), and any and all ideas and information embodied therein, in perpetuity and throughout the world. Consultant agrees to execute and deliver to Churchill on request and hereby grants to Churchill a power of attorney, irrevocable and coupled with an interest, to execute for Consultant and in Consultant's name all documents and instruments necessary or desirable to effectuate the intents and purposes of this paragraph and to accomplish, evidence and perfect the rights granted to Churchill in this paragraph, including, but not limited to, documents to apply for and obtain registration of copyrights in and to Consultant's Work, or any part thereof, and documents to assign such copyrights to Churchill.

J.    Consultant shall perform the Services by phone, unless Consultant expressly agrees otherwise.

K.    Consultant shall perform Services (other than any Services relating to the resolution of litigation matters involving Youbet) for no more than 20 hours per calendar quarter, unless Consultant expressly agrees otherwise.

4.    Other Work.     Churchill recognizes and agrees that Consultant may have a working relationship with, and in the future will work with, other parties. Consultant represents and covenants that performance of the services for the foregoing shall not interfere or affect his ability to perform the Services contemplated herein for Churchill.

5.    Termination.    This Agreement shall remain in effect from the date first set forth above through January 31, 2014; provided that (a) either party may terminate this Agreement if the other party materially breaches this Agreement, provided, however, such termination shall not be effective unless the breaching party fails to cure such breach within seven (7) calendar days' written notice of such breach and (b) the provision of Services relating to the resolution of litigation matters involving Youbet shall survive the termination of this Agreement.

6.    Confidentiality. Both during and after the termination of this Agreement, Consultant will maintain the absolute confidentiality of all information relating to Churchill that he has learned from his position as an independent contractor with Churchill under this Agreement and formerly as a director of Churchill, as further detailed in the Confidentiality Agreement attached to this Agreement and incorporated herein as Exhibit A.

7.    Reasonableness; Enforcement. Consultant acknowledges that the covenants made by Consultant in this Agreement are reasonable under the circumstances and agrees that in the event of a breach by Consultant of any of such covenants, Churchill may not have an adequate remedy at law and that in addition to any other remedy which may be available to Churchill, Churchill shall be entitled to enforce such covenants through specific enforcement, injunction, or other equitable remedy and in such event, Consultant hereby waives the defense that Churchill has an adequate remedy at law. In the event that any court finds that any of such covenants are too broad as to scope, duration, or geographic territory, then such court shall modify such covenants so that following such modification, such covenants shall be enforceable by Churchill as modified.

8.    Mutual Release. Consultant hereby releases and forever discharges Churchill and its present and former directors, officers, employees, agents, affiliated entities, successors and assigns (collectively, the “Churchill Released Parties”) from all actions, causes of actions, claims, suits, reimbursements, obligations, costs, expenses, debts, judgments, liabilities, damages, attorneys' fees, interest, penalties and all other legal responsibilities, of any form whatsoever, that Consultant have had, now have or may hereafter have against Churchill or the Released Parties, excluding a breach of this Agreement by Churchill (collectively, the “Claims”). Churchill hereby releases and forever discharges Consultant and his employees, agents, affiliates, successors, assigns, accountants, attorneys and other advisors (collectively, the “Consultant Released Parties”) from all Claims that Churchill have had, now have or may hereafter have against Consultant or the Consultant Released Parties relating solely to Consultant's services as a director of Churchill, excluding a breach of this Agreement by Consultant.

9.    Representations and Warranties. Consultant represents and warrants that it is the sole and unconditional owner of any Claims and that (a) it has not assigned, pledged, hypothecated, contracted or otherwise divested or encumbered all or any part of any of same and (b) that no other person or entity (of any kind) has any interest in any Claims. Consultant further represents and warrants that it has all requisite power and authority to provide the Services and to enter into this Agreement and perform its obligations herein.

10.    Miscellaneous.

A.Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior to contemporaneous oral or written agreements with respect to the subject matter hereof. No modification, extension, renewal, rescission, termination or waiver of any of the provisions hereof shall be binding upon any of the parties made in writing and duly executed by the parties.

B.    Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one single Agreement between the parties.

C.    Severability. Should any part of this Agreement be found defective in a court of law or by arbitration, then such part shall be excised from the Agreement and the remainder of the Agreement shall be interpreted as a whole.

D.    Prohibition of Assignment. Neither party hereto shall have the right to assign the Agreement without the prior written consent of the other party.

E.    Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provisions of this Agreement.

F.    Construction of Agreement. The parties recognize that important legal rights are affected by this Agreement. This Agreement has been prepared by legal counsel to Churchill as a matter of convenience, and Churchill and Consultant each agree that such preparation shall not be construed for or against Churchill in this regard. Consultant has sought, or has had the opportunity to seek, independent legal advice from competent attorneys of his own selection to review and comment upon this Agreement, and this Agreement shall be deemed to have been jointly drafted and prepared by Churchill and Consultant for purposes of future construction and interpretation.

G.    Governing Law; Choice of Venue. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflicts of laws principles. Churchill and Consultant agree that any legal action or proceeding arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be brought in the state or federal courts located in Louisville, Kentucky. Both parties consent to personal jurisdiction of such courts for any such action or proceeding and waive any defenses to venue in such courts.

[Signature Page Following]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Churchill:

CHURCHILL DOWNS INCORPORATED,
a Kentucky corporation

By:    /s/ Robert L. Evans
Robert L. Evans,
Chairman and
Chief Executive Officer

Consultant:

/s/ Michael B. Brodsky
Michael B. Brodsky, an individual

EXHIBIT A

CONFIDENTIALITY AGREEMENT
WHEREAS, Churchill has requested that Consultant provide certain services to Churchill as more fully specified in the Agreement to which this Confidentiality Agreement is attached as Exhibit A (collectively, the “Services”); and
WHEREAS, to facilitate Consultant's provision of the Services, Consultant may be given access to certain non-public, proprietary and confidential information; and
WHEREAS, the parties to this Confidentiality Agreement (this “Confidentiality Agreement”) desire to establish terms governing the confidentiality of certain confidential and proprietary information that Churchill may disclose or has previously disclosed to Consultant;
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.     For purposes of this Confidentiality Agreement, "Confidential Information" shall mean: (a) financial statements, business plans, strategic plans, proprietary market information, customer information, analyses, ideas, concepts, innovations, compilations and any other strategic, competitively sensitive or proprietary information disclosed to Consultant; (b) the Agreement (including this Confidentiality Agreement) and all documents and materials relating thereto and to the negotiation and execution thereof; and (c) all observations, estimates, conclusions, ideas or concepts reasonably related to Confidential Information disclosed by Churchill to Consultant.

2.     Consultant shall not divulge or disclose any Confidential Information to any person, firm or entity other than the employees, agents, officers, directors, accountants, attorneys and other advisors of or to Consultant who have a need to know such information, nor shall Consultant use any Confidential Information for any purpose other than the provision of the Services to Churchill. Further, Consultant shall not use any Confidential Information, either directly or through any other entity, in any manner which to Consultant's knowledge is detrimental to Churchill. Notwithstanding the foregoing, Confidential Information shall not include information (a) rightfully in Consultant's possession before receipt from Churchill or from any party with a direct or indirect confidentiality commitment to Churchill; (b) acquired by Consultant from others who have no direct or indirect confidential commitment to Churchill; (c) already in, or which becomes part of, the public domain without the fault or participation of Consultant.

Notwithstanding the preceding paragraph, Consultant shall not have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any such Confidential Information is specifically required by applicable law. In such event, Consultant shall provide Churchill (to the extent legally permissible) with prompt notice notice in advance of such disclosure so that Churchill may, at its sole expense, seek a protective order or other appropriate remedy and/or waive compliance with this Agreement; and shall cooperate with Churchill in pursuing any such course of action.

3.    Consultant shall transmit Confidential Information only to those persons who are actively involved in the provision of the Services to Churchill, and who have been informed of and have agreed to comply with the terms of this Confidentiality Agreement. Consultant shall be responsible for any breach of the terms of this Confidentiality Agreement by such persons. Any copies made of Confidential

Information shall be strictly accounted for by Consultant.

4.    Upon termination or expiration of the Agreement or when otherwise requested in writing by Churchill, Consultant shall immediately return or destroy (and confirm in writing to Churchill such fact) the Confidential Information, including all copies, reproductions, summaries, or extracts thereof, which are then in the possession or control of Consultant, and shall not (except for this Agreement) retain any copies, reproductions, summaries, or extracts thereof. The return or destruction of such materials shall have no effect on Consultant's obligations under this Confidentiality Agreement to maintain the confidentiality of the Confidential Information.

5.    Consultant recognizes that money damages are not an entirely sufficient remedy in the event of a breach of this Confidentiality Agreement and that in addition to all other remedies, Churchill shall be entitled to seek specific performance and injunctive or other relief as a remedy for any such breach. Churchill will not be required to post bond as a condition precedent to its equitable remedies.